Exhibit 21.1
GAMESTOP CORP.
SUBSIDIARIES
Electronics Boutique Holdings Corp., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
GameStop Holdings Corp., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.
ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.
EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.
GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Holdings Corp.
Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Holdings Corp.
Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.
GameStop Brands, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.
GameStop of Texas (GP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.
GameStop (LP), LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.
GameStop Texas LP, a Texas limited partnership, is a 1% owned subsidiary of GameStop of Texas (GP), LLC and a 99% owned subsidiary of GameStop (LP), LLC.
GameStop Group Limited, an Irish company, is a 51% owned subsidiary of GameStop Holdings Corp.
GameStop Ltd., an Irish company, is a wholly-owned subsidiary of GameStop Group Limited.
GameStop UK Ltd., a UK company, is a wholly-owned subsidiary of GameStop Group Limited.
Electronics Boutique Australia Pty. Ltd., an Australian company, is a wholly-owned subsidiary of EB International Holdings, Inc.
GameStop Europe Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Canada Inc., a Canadian corporation, is a wholly-owned subsidiary of EB International Holdings, Inc.
GameStop Deutschland GmbH, a German company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Italy Srl, an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Denmark ApS, a Danish private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Sweden AB, a Swedish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
EB Games Management Services, a Swedish company, is a wholly-owned subsidiary of EB Games Sweden AB.
GameStop Schweiz GmbH, a Swiss Company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Iberia S.L., a Spanish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
EB Games Trading GmbH, an Austrian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
EB Games Finland Oy AB, a Finnish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
Electronics Boutique Norway AS, a Norwegian private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.